Exhibit 5

                               HUNTON & WILLIAMS
                              951 East Byrd Street
                          Riverfront Plaza, East Tower
                               Richmond, VA 23219


                                                               FILE NO.: 36569.8



                                 August 20, 1997



Board of Directors
American National Bankshares Inc.
628 Main Street
Danville, Virginia  24543

                       Registration Statement on Form S-3
                        American National Bankshares Inc.
                           Dividend Reinvestment Plan

Gentlemen:

         We are acting as counsel for American National Bankshares Inc. (the "Company") in connection with its registration under the Securities Act of 1933 of 200,000 shares of its common stock (the "Shares") which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-3 for the Company's Dividend Reinvestment Plan (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on August 20, 1997.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         2. Although the Dividend Reinvestment Plan does not currently provide for the issuance and sale of the Shares by the Company, should the Dividend Reinvestment Plan be amended in the future to provide for such sale, after appropriate authorization by the Board of Directors of the Company of the issue and sale of the Shares and a good faith determination by the Board of Directors that the consideration to be received therefor is adequate, upon issuance and sale of the Shares under the terms of the Dividend Reinvestment Plan as amended

Board of Directors
August 20, 1997
Page 2

and receipt by thet Company of full payment therefor in accordance with the corporate authorization, the Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Hunton & Williams



06193/08184